UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

VERECLOUD, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6569 South Greenwood Plaza Boulevard
Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders.

Effective January 25, 2010, Verecloud, Inc. (the “Company”) effected a four-for-one forward split of the issued and outstanding shares of the Company’s common stock, par value $0.001 (“Common Stock”), pursuant to which each share of the Company’s issued and outstanding Common Stock was converted into four shares of Common Stock (the “Forward Split”).  As a result of the Forward Split, the number of issued and outstanding shares of the Company’s Common Stock increased from 11,845,000 to 47,380,000.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, the Board of Directors (the “Board”) adopted the Verecloud, Inc. Unit Bonus Plan (the “Unit Bonus Plan”) and granted unit awards (“Unit Awards”) to certain current key employees of the Company pursuant to the terms of such Unit Bonus Plan.  The Unit Bonus Plan provides that a participant’s Unit Award will vest and become payable only upon the first to occur of the following events: (i) a change in control of the Company (a “Change in Control”), (ii) a valuation of the Company equal to, or in excess of, $30 million that is sustained for a period of 15 consecutive days (a “Market Valuation Event”) or (iii) the participant’s involuntary separation from service by the Company without cause or by reason of the participant’s death or disability (an “Involuntary Separation”).   The Company may pay the Unit Award to the participant in cash or common stock as determined by the Board in its sole discretion.  Except in the event of a Involuntary Separation, a participant's right to receive payment for his Unit Award is subject to the Continuous Service (as defined in the Company's 2009 Equity Incentive Plan) of the participant through the date of vesting of such Unit Award.

The total value of the unit pool is equal to, as applicable, 12.5 percent of the following amounts: (i) the total consideration received by the Company upon a Change in Control or (ii) the fair market value of the outstanding shares of common stock of the Company at the time of a Market Valuation Event or an applicable Involuntary Separation (the “Company Value”).  Mark Faris, the Chairman of the Board, received a Unit Award equal to five (5) percent of the Company Value, William Perkins, Chief Technology Officer, received a Unit Award equal to two and one-half (2.5) percent of the Company Value and Mike Cookson, Chief Operating Officer, received a Unit Award equal to two (2) percent of the Company Value.

On January 26, 2010, the Board also approved the Company entering into Retention Bonus Agreements (each, a “Retention Agreement”) with five employees, including Daniel Vancanti, Lynn Schlemeyer, Mark Faris, Mike Cookson and William Perkins.  Since November 1, 2009, the annual salary of these five employees has been reduced by 25 percent.  Each Retention Agreement provides that, subject to the employee’s continuous service with the Company from the effective date of the Retention Agreement through the date of the “Triggering Event” (as defined below), the employee may receive a bonus, in the form of either cash or stock, in an amount equal to the salary such employee has foregone since November 1, 2009.  The “Triggering Event” is the Board’s declaration to pay a bonus based on one of the following events:  (i) a Change of Control, as such term is defined in the Company’s 2009 Equity Incentive Plan, (ii) removal of the “going concern” status of the Company rendered by an external audit and as reported in the Company’s public filings, (iii) the receipt of intermediate-term financing, which is determined by the Board to merit the approval of the bonus, or (iv) the entry into a material definitive agreement, which is determined by the Board to merit the approval of the bonus.

The foregoing descriptions of the Unit Bonus Plan and Retention Agreements are qualified in their entirety by reference to the complete text of the Unit Bonus Plan and Retention Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2010, the Company filed an amendment to its Articles of Incorporation (the “Amendment”), changing the name of the Company from Network Cadence, Inc. to Verecloud, Inc.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

(b) Exhibits

Exhibit #	Description	Reference

3.1	Amendment to the Company’s Articles of Incorporation	Attached herewith
10.1	Verecloud, Inc. Unit Bonus Plan, dated January 27, 2010	Attached herewith
10.2	Retention Bonus Agreement by and between Verecloud, Inc. and Daniel Vacanti, dated January 27, 2010	Attached herewith
10.3	Retention Bonus Agreement by and between Verecloud, Inc. and Lynn Schlemeyer, dated January 27, 2010	Attached herewith
10.4	Retention Bonus Agreement by and between Verecloud, Inc. and Mark Faris, dated January 27, 2010	Attached herewith
10.5	Retention Bonus Agreement by and between Verecloud, Inc. and Mike Cookson, dated January 27, 2010	Attached herewith
10.6	Retention Bonus Agreement by and between Verecloud, Inc. and William Perkins, dated January 27, 2010	Attached herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERECLOUD, INC.

Date: January 29, 2010	By:	/s/ John McCawley
John McCawley
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference

3.1	Amendment to the Company’s Articles of Incorporation	Attached herewith
10.1	Verecloud, Inc. Unit Bonus Plan, dated January 27, 2010	Attached herewith
10.2	Retention Bonus Agreement by and between Verecloud, Inc. and Daniel Vacanti, dated January 27, 2010	Attached herewith
10.3	Retention Bonus Agreement by and between Verecloud, Inc. and Lynn Schlemeyer, dated January 27, 2010	Attached herewith
10.4	Retention Bonus Agreement by and between Verecloud, Inc. and Mark Faris, dated January 27, 2010	Attached herewith
10.5	Retention Bonus Agreement by and between Verecloud, Inc. and Mike Cookson, dated January 27, 2010	Attached herewith
10.6	Retention Bonus Agreement by and between Verecloud, Inc. and William Perkins, dated January 27, 2010	Attached herewith